UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2011

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2207 Bridgepointe Parkway

Suite 500

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective December 29, 2011, Actuate Corporation (the “Company”) entered into an amendment extending its existing revolving line of credit agreement (“Credit Agreement”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”) as the arranger, administrative agent and lender through and until November 3, 2015 (“Amendment to Credit Agreement”). The Credit Agreement was originally effective as of November 3, 2008. A copy of the Amendment to Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company intends to use the proceeds from the Amendment to Credit Agreement for working capital, acquisitions, issuance of commercial and standby letters of credit, capital expenditures and other general corporate purposes.

The Amendment to Credit Agreement allows for cash borrowings and letters of credit under a secured revolving credit facility of up to a maximum of $50.0 million, but in any event not to exceed 80% of its Trailing Recurring Revenue (as defined in the Credit Agreement). Interest will accrue based on a floating rate based on, at the Company’s election, (i) LIBOR plus a fixed margin or (ii) the greater of: (a) the Federal Funds Rate or (b) Wells Fargo’s prime rate, in each case plus a fixed margin. If the Company’s borrowings and letter of credit usage plus any bank product reserves established by Wells Fargo exceeds 80% of its Trailing Recurring Revenue (as defined in the Credit Agreement), or if the sum of available funds under the Amendment to Credit Agreement plus Qualified Cash (as defined in the Credit Agreement) is less than $10.0 million, the Company will be required to meet certain EBITDA targets and be subject to a limit on annual capital expenditures, subject to a cure mechanism described in the Credit Agreement. The Company will be required to make interest payments and pay an unused commitment fee on a monthly basis. The Credit Agreement includes limitations on the Company’s ability to incur debt, grant liens, make acquisitions, make certain restricted payments such as dividend payments, and dispose of assets. The events of default under the Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders under the Credit Agreement may, among other remedies, eliminate their commitments to make credit available, declare due all unpaid principal amounts outstanding, and require cash collateral for any letter of credit obligations and foreclose on all collateral.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Credit Agreement effective as of December 29, 2011 between Actuate Corporation and Wells Fargo Capital Finance, LLC, as the arranger, administrative agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUATE CORPORATION (Registrant)

Date: December 30, 2011	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau
Senior Vice President, Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Credit Agreement effective as of December 29, 2011 between Actuate Corporation and Wells Fargo Capital Finance, LLC, as the arranger, administrative agent and lender.